Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273430

The information contained in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED FEBRUARY 29, 2024

(To Prospectus dated August 14, 2023)

Shares of Class A Common Stock

Pre-Funded Warrants to purchase Class A Common Stock

Sidus Space, Inc.

We are offering shares of our Class A common stock, par value $0.0001 per share, at an offering price of $ per share, pursuant to this prospectus supplement and the accompanying base prospectus.

We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Class A common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of Class A common stock (“Pre-funded Warrants”), in lieu of shares of Class A common stock. The purchase price of each Pre-funded Warrant is equal to the price per share of Class A common stock being sold to the public in this offering, minus $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. For each Pre-funded Warrant we sell, the number of shares of Class A common stock that we are offering will be decreased on a one-for-one basis.

Our Class A common stock is presently listed on The Nasdaq Capital Market under the symbol “SIDU.” On February 28, 2024, the last reported sale price of our Class A common stock was $5.57 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or our public float, was $46,758,188 based on 2,755,344 outstanding shares of Class A common stock held by non-affiliates and a per share price of $16.97, which was the closing price of our Class A common stock on January 9, 2024 and is the highest closing sale price of our Class A common stock on The Nasdaq Capital Market within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us. As of the date of this prospectus supplement, we have sold $7,657,115 in securities pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of $7,928,948 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See “Risk Factors” on page S-10 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-funded Warrant	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representatives of the underwriter to purchase up to an additional shares of Class A common stock and/or Pre-funded Warrants or any combination thereof, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers on or about          , 2024.

ThinkEquity

The date of this prospectus supplement is         , 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

-S-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein and therein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Sidus Space, Inc., a Delaware corporation, and its subsidiaries, unless otherwise indicated or required by the context.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus supplement, the accompanying base prospectus, and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus supplement, and the accompanying base prospectus, carefully, including the “Risk Factors” section beginning on page S-10 of this prospectus supplement, the “Risk Factors” section beginning on page 6 of the accompanying base prospectus, the “Risk Factors” section of our most recent Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the base prospectus. Unless otherwise indicated, all share information and per share information contained in this prospectus gives effect to a 1-for 100 share reverse stock split of the Company’s Class A common stock and Class B common stock effected on December 19, 2023

Company Overview

Founded in 2012, we are a growing U.S. commercial space company with an established manufacturing business who has been trusted to provide mission-critical space hardware to many of the top aerospace businesses for over a decade. We plan to offer on-orbit services as the space economy expands; said services are either in a developmental phase or soon to achieve flight heritage. We have strategically decided to expand our business by moving up the satellite value chain by becoming a provider of responsive and scalable on-orbit infrastructure as well as collecting Space and Earth observational data to capture larger market needs.

To address commercial and government customer needs and mission sets, we have organized our business into three core business lines: manufacturing services; space-infrastructure-as-a-service; and space-based data and insights. Our vertically integrated model is complementary across each line of business aiming to expand existing and unlock new potential revenue generating opportunities.

Products and Services

●	Manufacturing Services: Our manufacturing business is well-established, trusted by industry leaders and growing. Founded in 2012, we have been manufacturing mission-critical and satellite hardware for over a decade for our principal customers and have supported major government and commercial space programs like NASA’s Artemis / Lunar Gateway missions, xEVAS, Sierra’s Dream Chaser, Airbus’ OneWeb Satellites and the International Space Station.

Our manufacturing business operates within a 35,000 square foot facility and is adjacent to our clean-room facility. We hold an AS9100 Aerospace certification, and we are International Traffic In Arms Regulations (ITAR) compliant thereby positioning us, in combination with our existing tooling and capability, to address unique high-precision manufacturing requirements.

●	Space-Infrastructure-as-a-Service: We are in the process of developing and launching space-based infrastructure and establishing related ground-infrastructure support elements. Technology providers, constellation service providers and space-based data consumers are expected to be our principal customers.

Leveraging our industry experience and flight heritage, we are producing our own line of hybrid additively manufactured (3D printed) satellites in-house (“LizzieSats”) that are engineered to have the capacity and adaptability to simultaneously host payloads for Sidus driven purposes (see Space-Data-as-a-Service below) and/or offer ‘ride-share’ opportunities for technology customers to deliver data to their end users. We anticipate “bookings” on our infrastructure in our planned ‘rideshare program’ as a key performance metric.

Our Space-Infrastructure-as-a-Service offering plans to provide: satellite design, satellite manufacture, constellation operations, and payload hosting.

As of December 2023, we have:

● signed a multi-year and multi-launch agreement with Space-X thereby offering customers by extension a reliable, cost-effective launch service;

● obtained approval for a 100+ satellite constellation by the International Telecommunication Union (ITU);

● established partnerships with a globally diverse network of 20+ ground stations to provide our users with near continuous high-rate, “on-orbit to cloud”, communications network;

● secured a mission operations center located on the Florida Space Coast, in Merritt Island, FL capable to manage satellite operations, orchestrate collection management tasks and satisfy data distribution requests with intentions to automate many elements of this process.

Over time, we plan to begin introducing additional services beyond on-orbit infrastructure services which may include lunar mapping missions, in support of government requirements for on-orbit maneuverability. Each business opportunity will be evaluated on an individual business case basis with an intention of safeguarding against risk to our core business.

●	Space Data-as-a-Service and Insights: We plan to be a global provider of space-based data and insights by exclusively collecting data that only can be captured from space with no terrestrial alternatives. We plan to initially focus on creating offerings in earth-based observations and Space situational awareness. These decisions are reinforced by the growing and large addressable markets they represent.

Our LizzieSat satellite platform has been designed to addresses these shortcomings by allowing for differentiated data collection when compared to industry alternatives. We plan to lead the next generation of earth and space data collection by:

●	Collecting on-orbit coincident data: LizzieSat is capable of hosting multiple-sensors on the same satellite to collect varying data types at the same time and with the same collection geometry. On-orbit coincident collection benefits users by decreasing false positives with complementary datasets that reinforce one another.

●	Analyzing and processing data on the satellite on-orbit: To maximize value and speed in data processing, in August 2023, we acquired substantially all of the assets of Exo-Space Inc,, a cutting-edge Artificial Intelligence (AI) company to better facilitate AI and Machine Learning (ML) on-board the satellite through hardware and software development. Our plans include integrating radiation hardened AI/ML capabilities alongside our on-orbit coincident data collection.

●	Reducing data size: By processing data at the edge on-board LizzieSat, we expect to first reduce the file size by transmitting only the processed solution, not the entire raw dataset. This enables us to move data from low-earth orbit to higher orbit data relay services (such as Iridium) for a lower-cost and more continual data transmission option to our customers.

The net value of data collected from our planned LizzieSat constellation is expected to allow organizations to make better decisions with higher confidence, and increased accuracy and speed. We expect to enrich this processed data with customizable analytics users control for their own-use case, and in turn provide data as a subscription across industries to organizations so they are able to improve decision-making and mitigate risk.

We support a broad range of international and domestic governments and commercial companies with hardware manufacturing, including the Netherlands Organization, U.S. Department of State, the U.S. Department of Defense, NASA, Collins Aerospace, Lockheed Martin, Teledyne Marine, Bechtel, OneWeb Satellites, Parsons Corporation, and L3Harris in areas that include launch vehicles, satellite hardware, and autonomous underwater vehicles. Planned services that benefit current and future customers include delivering space-based data that can provide critical insight for agriculture, commodities tracking, disaster assessment, illegal trafficking monitoring, energy, mining, oil and gas, fire monitoring, classification of vegetation, soil moisture, carbon mass, Maritime AIS, Aviation ADS, and weather monitoring; providing the ability for customers to demonstrate that a technology (hardware or software) performs successfully in the harsh environment of space and delivering space services. We plan to own and operate one of the industry’s leading U.S. based low earth orbit (“LEO”) small satellite (“smallsat” or “smallsats”) constellations focused on earth observation and remote sensing. Our operating strategy is to continue to enhance the capabilities of our satellite constellation, to increase our international and domestic partnerships and to expand our co-incident data analytics offerings in order to increase the value we deliver to our customers. Our two operating assets—our satellite constellation and hardware manufacturing capability—are mutually reinforcing and are a result of years of heritage and innovation.

Key Factors Affecting Our Results and Prospects

We believe that our performance and future success depend on several factors that present significant opportunities but also pose risks and challenges, including competition from better known and well-capitalized companies, the risk of actual or perceived safety issues and their consequences for our reputation and the other factors discussed under “Risk Factors.” We believe the factors discussed below are key to our success.

Growing our experienced space hardware operations

We are seeking to grow our space and defense hardware operations, with a goal of expanding to two and a half shifts from one and a half shifts with an increased customer base in the future. With current customers in the space, marine, and defense industries, our contract revenue is growing, and we are in active discussions with numerous potential customers, including government agencies, large defense contractors and private companies, to add to our contracted revenue. In the past decade, we have fabricated ground and flight products for the NASA SLS Rocket and Mobile Launcher as well as other commercial space and satellite companies. We have supported customers such as Boeing, Lockheed Martin, Northrop Grumman, Dynetics/Leidos, Blue Origin, United Launch Alliance, Collins Aerospace, L3Harris, OneWeb and Space Systems Loral/Maxar. We have manufactured various products including fluid, hydraulic and pneumatic systems, electrical control systems, cable harnesses, hardware lifting frames, umbilical plates, purge and hazardous gas disconnects, frangible bolts, reef cutters, wave guides, customized platforms, and other precision machined and electrical component parts for all types of rockets, ground, flight and satellite systems.

Commencing and Expanding Commercial Satellite Operations

Our goal is to help customers understand how space-based data can be impactful to day-to-day business. Our strategy includes increasing the demand downstream by starting out as end user focused. While others are focused on a data verticalization strategy specializing on key sectors or a problem set, we believe that flexibility in production, low-cost bespoke design and ‘Bringing Space Down to Earth’ for consumers will provide a scalable model for growth. Following the successful completion of LizzieSat Preliminary and Critical Design Reviews in 2022, we began LizzieSat integration and testing in Q1 2023. We completed critical command and data system testing which validated the proper functioning of the communications and data transfer paths between a LizzieSat satellite in space and the Kongsberg Satellite Services, Atlas Space Operations and Leaf Space ground stations, a requirement for mission success of the LizzieSat™ constellation. In Q4 2023, we completed the required environmental testing for launch on the SpaceX Falcon 9 and are planning on delivering our first LizzieSat to SpaceX in January 2024.

In Q1 2023 we signed an agreement with SkyWatch Space Applications, Inc. for use of its TerraStream data-management platform. This agreement is expected to accelerate the expansion of Sidus’ commercial data distribution strategy, which includes white labeling data for the Company’s existing customers as well as driving growth of new data customers. The agreement is expected to generate additional revenue for the Company and engage customers that otherwise may not have connected with Sidus. In Q3 2023, we announced the acquisition of substantially all the assets of Exo-Space Inc. in order to integrate its EdgeAI capabilities into our planned constellation with ExoSpace’s FeatherEdge AI platform which will enable us to deliver near real-time intelligence derived from earth observation data. Further expanding the capabilities of our constellation, we implemented the SatLab A/S second-generation automated identification system (AIS) technology into the LizzieSat satellite constellation. AIS technology uses sophisticated systems on board marine vessels to identify and track ships to prevent collisions and protect life at sea. The integration of this technology into Sidus’s satellites will enable more accurate vessel tracking and monitoring while providing valuable information about ship movements in real time.

We have previously been approved for our X-band and S-band radio frequencies licensing through a published filing by the ITU on April 6, 2021. Such licenses are held through Aurea Alas, Ltd., an Isle of Man company, which is a Variable interest entity to us. The ITU filing contains approved spectrum use for multiple X-Band and S-Band frequencies and seven different orbital planes, including 45 degrees. In August 2023, the FCC granted Sidus a LizzieSat-1 launch and operating license for launch and deploy on a SpaceX Falcon 9 mission called Transporter 10 to include approval for orbital operations utilizing the previously approved ITU S-band and X-band frequencies and ground station coverage. We have also filed an FCC Part 25 license request for the LizzieSat satellite constellation missions one through six. The FCC Part 25 license request has gone through the mandatory review period and is pending approval. The National Oceanic and Atmospheric Administration (NOAA), an agency of the U.S. Department of Commerce, granted a Tier 1 license authorizing Sidus to operate LizzieSat 1-3, a private remote-sensing space system comprised of three satellites (LizzieSat #1 through LizzieSat #3 or LS-1 through LS-3) in 2024. The imagery from Near-Infrared (NIR) and Short-Wave Infrared (SWIR) imagers will be integrated into our FeatherBox AI onboard processor and combined with Automated Information Systems (AIS) data to detect marine traffic migration and illegal fishing activities, detect methane emissions and detect vegetative stress in various agricultural areas. Any delays in commencing our commercial launch operations, including due to delays or cost overruns in obtaining NOAA licenses or other regulatory approvals for future operations or frequency requirements, could adversely impact our results and growth plans.

Our Vertically Integrated Space Infrastructure

We are designing, developing, manufacturing, and planning to operate a constellation of proprietary smallsats. These satellites are designed for multiple missions and customers and form the foundation of our satellite platform. Weighing approximately 100 kilograms each, these hybrid 3D printed, modular satellites are being designed to be more functional than cubesats and nanosatellites and less expensive to manufacture than the larger satellites in the 200-600kg range. Launched into a LEO and operating in diverse orbits (28°-98° inclination, 300-650km altitude) as approved by the ITU in April 2021, our constellation is being designed to be optimally distributed to provide maximum coverage for our customers in the government and commercial sectors. With six initial globally distributed ground stations, our constellation is being designed for rapid tasking, collection, and delivery of high-revisit, high-resolution imagery and data analytics. As our satellite constellation grows, the amount of data we collect will scale, and we expect our revisit rate will improve.

Our cost-efficient smallsats are being designed from the ground-up to optimize performance per unit cost. We expect to be able to integrate technologies and deliver data on demand at lower costs than legacy providers due to our vertical integration, use of customer off the shelf (COTS) proven systems, cost-efficiencies, capital efficient constellation design, and adaptable pricing models.

We design and manufacture our satellites at our Cape Canaveral facility. Our current configuration and facility is designed to manufacture 5-10 satellites a month. Our vertical integration enables us to control our satellites through the entire design, manufacturing, and operation process. Our years of experience manufacturing space hardware means we are able to leverage our manufacturing expertise and commercial best practices for satellite production. Additionally, leveraging both in-house and partner-provided subsystem components and in-house design and integration services, as well as operational support of satellites on orbit, to provide turn-key delivery of entire constellations offer “concept to constellation” in months instead of years. Specifically, our Space and Defense-as-a-Service offerings are expected to encompass all aspects of hosted satellite and constellation services, including hosting customer payloads onto our satellites, and delivering data and constellation services to customers from our space platform. These services are expected to allow customers to focus on developing innovative payloads rather than having to design or develop complete satellite buses or satellites or constellations, which we will provide, along with ancillary services that are likely to include telemetry, tracking and control, communications, processing, as well as software development and maintenance. Our patented space-related technologies include a print head for regolith-polymer mixture and associated feedstock; a heat transfer system for regolith; a method for establishing a wastewater bioreactor environment; vertical takeoff and landing pad and interlocking pavers to construct same; and high-load vacuum chamber motion feedthrough systems and methods. Regolith is a blanket of unconsolidated, loose, heterogeneous superficial deposits covering solid rock. It includes dust, broken rocks, and other related materials and is present on earth, the moon, Mars, some asteroids, and other terrestrial planets and moons. We continue to patent our products including our satellites, external platforms and other innovations.

Revenue Generation

We generate revenue by selling payload space on our satellite platform, providing engineering and systems integration services to strategic customers on a project-by-project basis, and manufacturing space hardware. Additionally, we intend to add to our revenue by selling geospatial data and actionable intelligence captured through our constellation. This support is typically contracted to both commercial and government customers under fixed price contracts and often includes other services. Due to the size and capacity of our satellite, we plan to host a diverse array of sensors such as Multispectral and Hyperspectral Earth Observing Imagers, Maritime Vessel RF Tracking receivers, UHF IoT Transceivers, Optical Communications gear and others on a single platform that can simultaneously address the needs of many customer requirements.

Lowering Manufacturing Cost and Schedule

We are developing a manufacturing model that provides rapid response to customer requirements including integration of customers technologies and space-based data delivery. Our planned satellites are being designed to integrate COTS subsystems that are space-proven, can be rapidly integrated into the satellite and replaced rapidly when customer needs change or evolve. Our vertically integrated manufacturing processes give us the flexibility to make changes during the production cycle without impacting launch or costs.

Recent Developments

Appointment of Chief Financial Officer

On February 6, 2024, Bill White was appointed as our Chief Financial Officer effective February 20, 2024. In addition, on February 6, 2024, Teresa Burchfield informed us of her decision to step down from position as Chief Financial Officer of the Company.

January 2024 Underwritten Offering

On January 29, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as sole underwriter, relating to a firm commitment underwritten public offering of 1,181,800 shares) of our Class A common stock at a price to the public of $4.50 per Share, and pre-funded warrants (the “January Pre-Funded Warrants”) to purchase up to 69,900 shares of Common Stock at a price to the public of $4.499 per Pre-Funded Warrant. The per share exercise price for the January Pre-Funded Warrants is $0.001, subject to adjustment as provided therein.” All of the Pre-Funded Warrants were exercised prior to the date of this Prospectus Supplement. The January Offering was made pursuant to our registration statement on Form S-3 (File No. 333-273430), previously filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2023, as amended on August 4, 2023 and declared effective on August 14, 2023, a base prospectus dated August 14, 2023 and a prospectus supplement dated January 29, 2024.

October 2023 Registered Direct Offering

On October 11, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which we agreed to issue and sell to such investors, in a registered direct offering (the “October Offering”), an aggregate of 2,000 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share and stated value of $1,000 per share (the “Series A preferred stock”) at an offering price of $1,000 per share. Each share of Series A preferred stock is convertible into shares of the Company’s Class A common stock at an initial conversion price of $10.152 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). On January 5, 2024, pursuant to Section 8(g) of the Certificate of Designation of Preferences and Rights of the Series A preferred stock (“COD”), our board approved a reduction in the Conversion Price to $3.89642 per share, which is the Conversion Price the Series A preferred stock would have adjusted to pursuant to Section 8(d) of the COD on January 15, 2024. In addition, the Purchase Agreement provides that until October 13, 2024, the investors in the October Offering have a right to participate in a subsequent placement of our equity securities (including this offering) of up to 50% of such subsequent placement.

Concurrently with the sale of the Series A preferred stock, pursuant to the Purchase Agreement in a concurrent private placement, for each share of Class A common stock issuable upon conversion of the Series A preferred stock purchased by the investor, such investor received an unregistered warrant (the “Warrant”) to purchase one share of Class A common stock. An aggregate of 197,006 Warrants were issued in the private placement, and each Warrant is exercisable for one share of the Company’s Class A common stock at an exercise price of $10.152 per share, will be exercisable immediately upon issuance, and will have a term of five years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Class A common stock, or securities convertible, exercisable or exchangeable for Class A common stock, at a price below the then-applicable exercise price (subject to certain exceptions). On January 9, 2024, pursuant to Section 2(h) of the Warrant, our board approved a reduction in the exercise price of the Warrant to $3.89642 per share, which is the exercise price the Warrant would have adjusted to pursuant to Section 2(c) of the Warrant on January 15, 2024. As a result of the reduction of the exercise price, pursuant to Section (c) of the Warrant, the number of shares underlying the Warrants increased to 513,292.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on July 17, 2012. On April 15, 2021, we converted into a Delaware corporation, and on August 13, 2021 changed our name to Sidus Space, Inc.. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 613-5620. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

THE OFFERING

Shares of Class A common stock offered	shares of Class A common stock

Pre-Funded Warrants offered

We are also offering to those purchasers, if any, whose purchase of the Class A common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Class A common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to Pre-funded Warrants, in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Class A common stock.

This prospectus supplement also relates to the offering of Class A common stock issuable upon exercise of the Pre-funded Warrants.

Public Offering Price	$ per share of Class A common stock ($ per Pre-funded Warrant).

Underwriter’s over-allotment option	We have granted the underwriters a 45-day option from the date of this prospectus, exercisable one or more times in whole or in part, to purchase up to an additional ____ shares of Class A common stock and/or Pre-funded Warrants or any combination thereof (15% of the total number of shares of Class A common stock and/or Pre-funded Warrants to be offered by us in the offering), solely to cover over-allotments, if any.

Class A common stock outstanding following this Offering(1)	shares of Class A common stock, assuming the full exercise of the Pre-funded Warrants (or shares of Class A common stock if the underwriters exercise the option to purchase additional securities in full).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $   million (or approximately $   million if the underwriters exercise their option to purchase additional shares and/or Pre-funded Warrants in full) , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming full exercise of the Pre-funded Warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.” for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements

We have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for, with respect to the Company, a period of 90 days from the date of this prospectus supplement, and with respect to Bill White, our Chief Financial Officer, a period of 180 days from the date of this prospectus supplement .In connection with the January Offering, our other officers, directors and affiliates entered agreements to not sell, transfer or dispose of any shares or similar securities until July 27, 2024.

Voting rights	We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock. The holder of our outstanding Class B common stock will hold approximately % of the voting power of our outstanding capital stock following this offering.

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Disclosure Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

Nasdaq Capital Market symbol

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “SIDU.”

There is no established trading market for the Pre-funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

(1) The number of shares of Class A common stock and Class B common stock that will be outstanding after this offering is based on 2,760,344 shares of Class A common stock and 100,000 shares of Class B common stock outstanding as of February 29, 2024, and excludes:

●	100,000 shares of Class A common stock issuable upon conversion of our Class B Common Stock;

●	192,825 shares of Class A common stock issuable exercise of warrants at a weighted average exercise price of $9.15 per share;

●	39,552 and 25,000 shares of Class A common stock issuable upon exercise of non-qualified options granted as inducements in accordance with Nasdaq Listing Rule 5635(c)(4), at an exercise price of $16.10 and $4.60 per share , respectively; and

●	9,500 shares of Class A common stock reserved for future issuance under the 2021 Plan.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no exercise of outstanding options or warrants;

●	no sale of any Pre-funded Warrants in this proposed offering;

●	no exercise of the representative’s warrants to be issued upon consummation of this offering at an exercise price equal to 125% of the offering price of the Class A Common stock; and

●	no exercise by the underwriters of their option to purchase up to additional shares of our Class A Common Stock and/or Pre-funded Warrants from us to cover over-allotments, if any.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus supplement and the base prospectus, together with all of the other information contained in this prospectus supplement and the accompanying base prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus supplement and the accompanying base prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We are selling a substantial number of shares of our Class A common stock in this offering, which could cause the price of our Class A common stock to decline.

In this offering, we are offering shares of Class A common stock (assuming no exercise by the representative of its over-allotment option and no purchase of Pre-Funded Warrants). The existence of the potential additional shares of our Class A common stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock. Any decline in the price of a share of Class A common stock will also have a negative effect on the price in the market of a warrant.

The Nasdaq Capital Market may seek to delist our Class A common stock if it concludes this offering does not qualify as a Public Offering as defined under Nasdaq’s stockholder approval rule.

The continued listing of our Class A common stock on The Nasdaq Capital Market depends on our compliance with the requirements for continued listing under the Nasdaq Marketplace Rules, including but not limited to Market Place Rule 5635, or the stockholder approval rule. The stockholder approval rule prohibits the issuance of shares of common stock (or derivatives) in excess of 20% of our outstanding shares of common stock without stockholder approval, unless those shares are sold at a price that equals or exceeds the Minimum Price, as defined in the stockholder approval rule, or in what Nasdaq deems a Public Offering, as defined in the stockholder approval rule. The securities sold in this offering may be sold at a significant discount to the Minimum Price as defined in the stockholder approval rule, and we do not intend to obtain the approval of our stockholders for the issuance of the securities in this offering. Accordingly, we have sought to conduct, and plan to continue to conduct, this offering as a Public Offering as defined in the stockholder approval rule, which is a qualitative analysis based on several factors as determined by Nasdaq, including by broadly marketing and offering these securities in a firm commitment underwritten offering registered under the Securities Act. Demand for the securities sold by us in this offering, and the final offering price for these securities, will be determined following a broad public marketing effort over several trading days, and final distribution of these securities will ultimately be determined by the underwriter. Nasdaq has also published guidance that an offering of securities that are “deeply discounted” to the Minimum Price (for example a discount of 50% or more) will typically preclude a determination that the offering qualifies as Public Offering for purposes of the stockholder approval rule. We cannot assure you that Nasdaq will determine that this offering will be deemed a Public Offering under the stockholder approval rule. If Nasdaq determines that this offering was not conducted in compliance with the stockholder approval rule, Nasdaq may cite a deficiency and move to delist our Class A common stock from The Nasdaq Capital Market. Upon a delisting from The Nasdaq Capital Market, our stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as The Nasdaq Capital Market, or, together, Exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than Exchange-listed stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

If we sell shares of Class A common stock for a per share price under $3.89, such sales will trigger anti-dilution provisions with respect to certain of our outstanding warrants.

If we sell shares of Class A common stock for a per share price under $3.89, such sales will cause the exercise price of our warrants issued in October 2023 to be reduced to the price per share our shares are sold at. In addition, the number of shares issuable upon exercise of our warrants will increase proportionally. Accordingly, to the extent the public offering price is under $3.89 per share are made, you will experience further dilution. Further, the potential application of such anti-dilution rights may prevent us from seeking additional financing, which would adversely affect our ability to finance our operations and continue to support our growth initiatives.

Sales of a substantial number of our shares of Class A common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of Class A commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of Class A common stock may be sold in the public market. Sales of a substantial number of our shares of Class A common stock in the public markets, including in connection with this offering, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to price volatility in our common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of our Class A common stock until investors with short exposure can purchase additional common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Class A common stock that are not directly correlated to the performance or prospects of our Class A common stock and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

Because we do not currently intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never paid cash dividends on our Class A common stock and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The dual-class structure of our common stock as contained in our amended and restated certificate of incorporation, as amended, has the effect of concentrating voting control with those stockholders who held our Class B common stock prior to our initial public offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A common stock.

Our Class B Common Stock has ten votes per share, and our Class A Common Stock, which is the class of common stock that we are selling in this offering, has one vote per share. Craig Technical Consulting, Inc., or CTC, of which Carol Craig, our Chairwoman and Chief executive Officer is the sole owner, holds all of the issued and outstanding shares of our Class B Common Stock, representing approximately 26.6% of the voting power of our outstanding capital stock as of February 29, 2024. In addition, because of the ten-to-one voting ratio between our Class B and Class A Common Stock, after this offering the holder of our Class B Common Stock could continue to hold a substantial portion of the combined voting power of our common stock and therefore exert significant influence over matters submitted to our stockholders for approval until converted by our Class B Common stockholder. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, such concentrated control may adversely affect the market price of our Class A Common Stock.

Future transfers by holders of Class B Common Stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions as specified in our amended and restated certificate of incorporation, such as transfers to family members and certain transfers effected for estate planning purposes. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Common Stock could gain significant voting control as other holders of Class B Common Stock sell or otherwise convert their shares into Class A Common Stock.

Our principal stockholders will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the company.

Our founders, executive officers, directors, and other principal stockholders, in the aggregate, hold a substantial portion of the voting power of our common stock. These stockholders currently have, and likely will continue to have, significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing an acquisition of the company or another significant corporate transaction.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of Class A common stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units or other derivative securities convertible into our Class A common stock, may result in significant dilution to our stockholders and may decrease our stock price.

There is no public market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our Class A common stock.

The Pre-funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-Funded Warrants acquire our Class A common stock upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to our Class A common stock underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a stockholder of our Class A common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain. There can be no assurance that the market price of our Class A common stock will ever equal or exceed the price of the Pre-Funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-funded Warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-funded Warrants.

Holders of the Pre-funded Warrants will have no rights as common stockholders until such holders exercise their Pre-funded Warrants and acquire shares of our common stock.

Until holders of the Pre-funded Warrants exercise their Pre-funded Warrants and acquire shares of our Class A common stock, such holders will have no rights with respect to the shares of our Class A common stock underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our Class A common stock may not be permitted to exercise the Pre-funded Warrants that they hold.

A holder of the Pre-funded Warrants will not be entitled to exercise any portion of any Pre-funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the Holder) of the number of shares of our Class A common stock immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the Holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. As a result, you may not be able to exercise your Pre-funded Warrants for shares of our Class A common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our Class A common stock and Pre-funded Warrants in this offering will be approximately $million, or approximately $ million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A common stock and the pro forma as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

As of September 30, 2023 we had a historical net tangible book value of $8,085,503, or $11.39 per share of Class A common stock, based on 709,656 shares of Class A common stock outstanding at September 30, 2023. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at September 30, 2023, divided by the number of shares of Class A common stock outstanding at September 30, 2023.

After giving effect to the (i) sale of 2,000 shares of Series A convertible preferred stock and warrants in October 2023, (ii) issuance of 50,505 shares of Class A common stock upon a cashless exercise of a warrant in October 2023, (iii) issuance of 283,512 shares of Class A common stock upon conversion of shares of Series A convertible preferred stock in December 2023 and January 2024, (iv) issuance of 418,724 shares of Class A common stock upon exercise of warrants in January 2024, (v) issuance of 1,181,800 shares of Class A common stock in our January Offering, and (vi) 69,900 shares of Class A common stock upon exercise of the January Pre-Funded Warrants issued in our January Offering, our pro forma net tangible book value at September 30, 2023 would have been $11,717,027 or $8.01 per share of common stock. After giving further effect to the sale of shares of Class A common stock and Pre-funded Warrants in this offering at a public offering price of $ per share and $ per Pre-funded Warrant and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2023 would have been $ million, or $ per share of common stock. This represents an immediate decrease in pro forma as adjusted net tangible book value of $ per share to existing stockholders and immediate dilution of $ per share to new investors purchasing shares of Class A common stock in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value as of September 30, 2023	$11.39
Decrease in net tangible book value per share attributable to pro forma adjustments	3.38
Pro forma net tangible book value per share as of September 30, 2023			8.01
Decrease in pro forma net tangible book value per share attributable to new investors in this offering

Pro forma as adjusted net tangible book value per share immediately after this offering

Dilution per share to new investors in this offering		$

The number of shares of Class A common stock that will be outstanding after this offering is based on 709,656 shares of Class A common stock and 100,000 shares of Class B common stock outstanding as of September 30, 2023, and excludes:

●	100,000 shares of Class A common stock issuable upon conversion of our Class B Common Stock;

●	192,825 shares of Class A common stock issuable upon exercise of warrants at a weighted average exercise price of $9.15 per share;

●	39,552 and 25,000 shares of Class A common stock issuable upon exercise of non-qualified options granted as inducements in accordance with Nasdaq Listing Rule 5635(c)(4), at an exercise price of $16.10 and $4.60 per share, respectively; and

●	9,500 shares of Class A common stock reserved for future issuance under the 2021 Plan.

To the extent that stock options or warrants are exercised, new stock options or other equity awards are issued under our equity incentive plan, or we issue additional common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

We are offering shares of our Class A common stock. We are also offering to each purchaser whose purchase of shares of our Class A common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Class A common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of Class A common stock (“Pre-funded Warrants”), in lieu of shares of Class A common stock.

Class A Common Stock

A description of the Class A common stock that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading “Description of Capital Stock” starting on page 7 of the accompanying prospectus. On February 29, 2024, we had 2,760,344 shares of Class A common stock outstanding.

Pre-funded Warrants

The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of shares of Class A common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A common stock and the exercise price.

Exercisability

Each Pre-funded Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the Pre-funded Warrants are exercised in full. The Pre-funded Warrants will be exercisable in whole or in part by delivering to us a completed instruction form for exercise and complying with the requirements for exercise set forth in the Pre-funded Warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Class A common stock determined according to the formula set forth in the Pre-funded Warrant.

Cashless Exercise

At the time a holder exercises its Pre-funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Pre-funded warrant if the holder (together with its Attribution Parties (as defined in the Pre-funded Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the Pre-funded Warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their Pre-funded warrants.

Governing Law

The Pre-funded Warrants are governed by New York law.

UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters of this offering. We have entered into an underwriting agreement dated February __, 2024 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of Class A common stock and Pre-funded Warrants next to its name in the following table:

Underwriter	Number of Shares	Number of Pre-funded Warrants
ThinkEquity LLC
Total

The underwriters are committed to purchase all the shares of Class A common stock (and/or Pre-funded Warrants in lieu thereof) offered by the Company. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus supplement are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of Class A common stock (and/or Pre-funded Warrants in lieu thereof) subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase up to an aggregate of additional shares of Class A common stock (and/or Pre-funded Warrants in lieu thereof) (equal to 15% of the total number of shares of Class A common stock and/or Pre-funded Warrants sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of Class A common stock (and/or Pre-funded Warrants in lieu thereof) in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and reimbursement

The underwriters propose initially to offer the shares of Class A common stock (and/or Pre-Funded Warrants in lieu thereof) to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer securities to securities dealers at that price less a concession of not more than $    per share or Pre-funded Warrant of which up to $ per share or Pre-funded Warrant may be reallowed to other dealers. If all of the shares of Class A common stock and/or Pre-funded Warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus supplement.

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Per Pre-funded Warrant	Total Without Over- Allotment Option	Total With Over- Allotment Option
Offering price	$	$	$	$
Underwriting discount and commissions (7%)	$	$	$	$
Proceeds, before expense, to us	$	$	$	$

We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1% of the gross proceeds received in this offering (excluding proceeds received from exercise of the underwriters’ over-allotment option).

We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay certain of the representative’s expenses relating to the offering, including: (a) all fees, expenses and disbursements relating to background checks of our officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (b) fees and expenses of the underwriter’s legal counsel not to exceed $115,000; (c) a $29,500 cost associated with the underwriters use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; (d) $10,000 for data services and communications expenses; (e) up to $30,000 of market making and trading, and clearing firm settlement expenses for the offering; (f) up to $10,000 of the underwriters’ actual accountable “road show” expenses; (g) for data services and communication expenses up to $3,000 associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions and excluding the non-accountable expense allowance, are approximately $[    ].

Representative’s Warrants

Upon closing of this offering, we have agreed to issue the representative warrants (the “Representative’s Warrants”) as compensation to purchase up to ______ shares of Class A common stock (5% of the aggregate number of shares of Class A common stock and/or Pre-funded Warrants sold in this offering). The Representative’s Warrants will be exercisable at a per share exercise price of $____. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the shares of Class A common stock in this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of Class A common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, and our executive officers, directors and affiliates have agreed, without the prior written consent of the representative, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to the Company, a period of 90 days from the date of this prospectus supplement, and with respect to Bill White, our Chief financial Officer, a period of 180 days from the date of this prospectus supplement. In connection with the January Offering, our other officers, directors and affiliates entered agreements to not sell, transfer or dispose of any shares or similar securities until July 27, 2024.

Right of First Refusal

We have granted the representative a right of first refusal, for a period of twelve months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all of our equity linked financings (each, a “Subject Transaction”), or any successor (or any of our subsidiaries), on terms and conditions customary to the representative for such Subject Transactions.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of Class A common stock and/or Pre-funded Warrants offered hereby to any accounts over which they have discretionary authority.

Nasdaq Capital Market Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “SIDU”. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

On January 29, 2024, we entered into an underwriting agreement with the Representative, as sole underwriter, relating to a firm commitment underwritten public offering (the “January Offering”) of 1,181,800 shares of our Class A common stock at a price to the public of $4.50 per Share, and January Pre-Funded Warrants to purchase up to 69,900 shares of Common Stock at a price to the public of $4.499 per January Pre-Funded Warrant. The per share exercise price for the January Pre-Funded Warrants is $0.001, subject to adjustment as provided therein. The Company paid to the representative $394,286 of underwriting discounts and commissions, $56,327 as a non-accountable expense allowance and reimbursed the Representative for $173,778 of actual out-of-pocket offering expenses.

No underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplements. This creates a short position in our Class A common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Class A common stock over-allotted by the underwriters is not greater than the number of shares of Class A common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Class A common stock involved is greater than the number of shares of Class A common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Class A common stock or reduce any short position by bidding for, and purchasing, Class A common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Class A common stock in this offering because the underwriter repurchases the shares of Class A common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Class A common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Class A common stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus, supplement has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Blank Rome LLP, New York, New York, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of BF Borgers CPA PC given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.sidusspace.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 15, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 12, 2023, August 14, 2023 and November 14, 2023, respectively;

●	our Current Reports on Form 8-K filed on March 17, 2023, April 6, 2023,June 28, 2023, July 5, 2023, August 22, 2023, September 13, 2023, October 2, 2023, October 13, 2023, October 30, 2023, November 13, 2023, December 6, 2023, December 19, 2023, January 10, 2024 , January 24, 2024 , February 1, 2024, and February 8, 2024;

●	our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on May 10, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 10, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

PROSPECTUS

Sidus Space, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, debt securities, warrants to purchase Class A common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $75 million.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “SIDU.” On August 3, 2023, the last reported sale price of our Class A common stock was $0.166 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $13.8 million which was calculated based on 62,515,054 shares of outstanding Class A common stock held by non-affiliates as of August 3, 2023, and a price per share of $0.22, the closing price of our common stock on June 20, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $75 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Sidus Space, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

We are a growing U.S. commercial space company with an established manufacturing business who has been trusted to provide mission-critical space hardware to many of the top aerospace businesses for over a decade. We plan to offer on-orbit services as the space economy expands; said services are either in a developmental phase or soon to achieve flight heritage. We have strategically decided to expand our business by moving up the satellite value chain by becoming a provider of responsive and scalable on-orbit infrastructure as well as collecting Space and Earth observational data to capture larger market needs.

To address Commercial and Government customer needs and mission sets, we plan to organize into three core business lines: manufacturing services; space-infrastructure-as-a-service; and space-based data and insights. Our vertically integrated model is complementary across each line of business aiming to expand existing and unlock new potential revenue generating opportunities. Additionally, we look to further transition into a subscription-based model upon the digitization of our manufacturing process as we expands alongside our space-based focus.

Products and Services

●	Manufacturing Services: Our manufacturing business is well-established, trusted by industry leaders and growing. Founded in 2012, we have been manufacturing mission-critical and satellite hardware for over a decade for our principal customers and have supported major Government and Commercial space programs like NASA’s Artemis / Lunar Gateway missions, xEVAS, Boeing’s Starliner, Sierra’s Dream Chaser, Airbus’ OneWeb Satellites and the International Space Station.

Our manufacturing business operates within a 35,000 square foot facility and is adjacent to our clean-room facility. We hold an AS9100 Aerospace certification and we are International Traffic In Arms Regulations (ITAR) compliant thereby positioning us, in combination with our existing tooling and capability, to address unique high-precision manufacturing requirements.

●	Space-Infrastructure-as-a-Service: We are in the process of developing and launching space-based infrastructure and establishing related ground-infrastructure support elements. Payload providers are our principal customers and target customers who wish to outsource constellation operations. Collectively, the end-to-end infrastructure that results is offered as “Space-as-a-Service” to commercial customers and “Defense-as-a-Service” to certain government customers.

Leveraging our industry experience and flight heritage, we are producing our own line of additively manufactured (3D printed) satellites in-house (LizzieSats) that are engineered to have the capacity and adaptability to simultaneously host our payloads for our own purposes (see Space-Data-as-a-Service below), or offer ‘ride-share’ opportunities for payload customers to deliver data to their end users. We anticipate “bookings” on our infrastructure in our planned ‘rideshare program’ as a key performance metric.

Our Space-Infrastructure-as-a-Service offering plans to provide: satellite design, satellite manufacture, constellation operations, and payload hosting.

As of June 2023, We have:

●	signed a multi-year and multi-launch agreement with Space-X thereby offering customers by extension a reliable, cost-effective launch service;
●	obtained approval for a 100+ satellite constellation by the International Telecommunication Union (ITU);
●	established partnerships with a globally diverse network of 20+ ground stations to provide our users with near continuous high-rate, “on-orbit to cloud”, communications network;
●	secured a mission operations center located on the Florida Space Coast, in Merritt Island, FL capable to manage satellite operations, orchestrate collection management tasks and satisfy data distribution requests with intentions to automate many elements of this process.

Over time, we plan to begin introducing additional services beyond on-orbit infrastructure services which may include lunar mapping missions, in support of government requirements for on-orbit maneuverability. Each business opportunity is evaluated on an individual business case basis and safeguarded against risk to our core business.

●	Space Data-as-a-Service and Insights: We plan to be a global provider of space-based data and insights by exclusively collecting data that only can be captured from space with no terrestrial alternatives. We plan to initially focus on creating offerings in Earth-based observations and Space situational awareness. These decisions are reinforced by the growing and large addressable markets they represent.

To date, the space-based data industry has largely launched one-satellite, one-payload, one-mission constellations to deliver one general data type. Subsequently, downstream processing and associated analytics, at times, have experienced false-positives and ambiguous data sets diminishing the value and utility of space-based data.

Our LizzieSat satellite platform addresses this shortcoming by allowing for differentiated data collection when compared to industry alternatives. We plan to lead the next generation of Earth and Space data collection by:

●	Collecting on-orbit coincident data: LizzeSat is capable of hosting multiple-sensors on the same satellite to collect varying data types at the same time and with the same collection geometry. On-orbit coincident collection benefits users by decreasing false positives with complementary datasets that reinforce one another.
●	Analyzing data on the satellite on-orbit at “the edge”: In order to maximize value and speed in data processing, we have invested resources into Artificial Intelligence (AI) and Machine Learning (ML) on-board the satellite through hardware and software development. Our plans include integrating radiation hardened AI/ML capabilities alongside our on-orbit coincident data collection.
●	Reducing data size: By processing data at the edge on-board LizzieSat, we are able to first reduce the file size by transmitting only the processed answer, not the entire raw dataset. This enables us to move data from low-Earth orbit to higher orbit data relay services (like Iridium) for a lower-cost and more continual data transmission option to our customers.

The net value of data collected from our planned LizzieSat constellation allows organizations to make better decisions with higher confidence, increased accuracy and speed. The Company enriches this processed data with customizable analytics users control for their own-use case, and in turn provide data as a subscription across industries to organizations so they are able to improve decision-making and mitigate risk.

Recent Developments

On March 14, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that the bid price for our Class A common stock, for the prior 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The notice has no effect at this time on our Class A Common Stock, which continues to trade on the Nasdaq Capital Market under the symbol “SIDU”. In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. If we are not in compliance by September 11, 2023, we may qualify for a second 180 calendar day compliance period. If we do not qualify for, or fail to regain compliance during the second compliance period, then the Nasdaq will notify us of its determination to delist its our Class A common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on April 17, 2012. On April 15, 2021, we converted into a Delaware corporation and changed our name to Sidus Space, Inc. on August 13, 2021. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 450-5633. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

The Securities We May Offer

We may offer shares of our Class A common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Class A Common Stock

We currently have authorized 210,000,000 shares, consisting of 200,000,000 shares of Class A Common Stock, par value $0.0001 per share and 10,000,000 shares of Class B Common Stock, par value $0.0001 per share. As of August 14, 2023, there were 63,015,054 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock issued and outstanding. We may offer shares of our Class A common stock either alone or underlying other registered securities convertible into or exercisable for our Class A common stock. Holders of our Class A common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our Class A common stock. Each holder of our Class A common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our Class A common stock.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. The forms of senior and subordinated indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with Class A common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our Class A common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, and incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Class A Common Stock

We received a written notice from Nasdaq that we have failed to comply with certain listing requirements of the Nasdaq Stock Market, which could result in our Class A common stock being delisted from the Nasdaq Stock Market.

On March 14, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that the bid price for our Class A common stock, for the prior 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The notice has no effect at this time on our Class A common stock, which continues to trade on the Nasdaq Capital Market under the symbol “SIDU”. In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. If we are not in compliance by September 11, 2023, we may qualify for a second 180 calendar day compliance period. If we do not qualify for, or fail to regain compliance during the second compliance period, then the Nasdaq will notify us of its determination to delist our Class A common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel.

Even if the reverse stock split is approved by our stockholders, there can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing rules.

If we are delisted from Nasdaq, but obtain a substitute listing for our Class A common stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Class A common stock is delisted from Nasdaq, the value and liquidity of our Class A common stock, warrants and pre-funded warrants would likely be significantly adversely affected. A delisting of our Class A common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, employees and/or business partners.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including (i) sales and marketing, (ii) operational costs, (iii) product development, (iv) manufacturing expansion and (v) working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Class A common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Class A common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 200,000,000 shares of Class A common stock, $0.0001 par value per share, 10,000,000 shares of Class B common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of August 14, 2023, there were 63,015,054 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Class A Common Stock

We are authorized to issue up to a total of 200,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Class A common stock have no cumulative voting rights. All shares of Class A common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Class A common stock issued upon the exercise of Class A common stock warrants or subscription rights, if any.

Further, holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Class A common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requires for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “SIDU.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Class A common stock is Pacific Stock Transfer Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of BF Borgers CPA PC given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.sidusspace.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 15, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023;

●	our Current Reports on Form 8-K filed on March 17, 2023, April 6, 2023, April 10, 2023, June 28, 2023 and July 5, 2023;

●	our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on May 10, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 10, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Shares of Class A Common Stock

Pre-Funded Warrants to Purchase Class A Common Stock

Sidus Space, Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT

ThinkEquity

         , 2024